SIXTH AMENDMENT TO THE

DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the distribution agreement (the “Agreement”) dated as of September 30, 2021, by and between Datum One Series Trust and Foreside Financial Services, LLC (together, the “Parties”), is effective as of February 24, 2026.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement; and,

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

DATUM ONE SERIES TRUST		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Barbara J. Nelligan	By:	/s/ Teresa Cowan
	Barbara J. Nelligan, President		Teresa Cowan, President

EXHIBIT A

Fund Names

Polar Capital Emerging Market Stars Fund

Polar Capital International Small Company Fund

Brandes Core Plus Fixed Income Fund

Brandes Emerging Markets Value Fund

Brandes Global Equity Fund

Brandes International Equity Fund

Brandes International Small Cap Equity Fund

Brandes Small Cap Value Fund

Brandes Separately Managed Account Reserve Trust

Stewart Investors Global Emerging Market Leaders Fund

First Sentier American Listed Infrastructure Fund

First Sentier Global Listed Infrastructure Fund